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EXHIBIT 99.1

** NEWS RELEASE **

             HOT TOPIC, INC. REPORTS THIRD QUARTER EPS DECREASES 13%
                           TO $0.27 PER DILUTED SHARE

         CITY of INDUSTRY, CA, November 17, 2004 -- Hot Topic, Inc. (Nasdaq National Market: HOTT) reported net income for its third quarter ended October 30, 2004 decreased to $12.6 million or $0.27 per diluted share, from $15.3 million or $0.31 per diluted share for the same period last fiscal year. Net sales for the quarter increased 12% to $180.8 million, from $161.5 million for the third quarter of fiscal 2003.

         As previously reported, comparable store sales decreased 4.2% for the quarter compared to the third quarter of fiscal 2003. At the end of the quarter, the company operated 649 stores, including 69 Torrid stores, compared to 540 stores, including 49 Torrid stores, at the end of the third quarter of fiscal 2003.

         For the first 39 weeks of fiscal 2004, net income was $22.6 million or $0.47 per diluted share, compared to $25.6 million or $0.52 per diluted share for the comparable period last year, an earnings per share decrease of 10%. Net sales for the 39 weeks ended October 30, 2004 were $445.2 million, an increase of 18% over net sales of $377.9 million for the first 39 weeks of fiscal 2003, and comparable store sales decreased 1.3%.

         The company also announced that it still expects to open 115 new stores in 2004. This includes an estimated 91 new Hot Topic stores, one more than the previously-announced 90 Hot Topic stores, and an estimated 24 new Torrid stores, one less than the previously-announced 25 Torrid stores. The company expects to end the year operating 76 Torrid stores and 592 Hot Topic stores.

         A conference call to discuss third quarter results, business trends and other matters is scheduled for today at 4:30 PM (ET). The conference call number is 800-370-0869, and will be accessible to all interested parties. It will also be webcast at www.companyboardroom.com. A replay will be available at 877-519-4471, pass code 5294345, for approximately 10 days.

         Hot Topic, Inc. is a national mall-based specialty retailer. Hot Topic offers apparel, accessories and gifts to young men and women principally between the ages of 12 and 22. Torrid, the company's second concept, provides plus-size fashion-forward apparel and accessories that target young women principally between the ages of 15 and 29. The company currently operates 589 Hot Topic stores in all 50 states and Puerto Rico, 75 Torrid stores, and Internet stores www.hottopic.com and www.torrid.com.

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         In addition to the historical information contained herein, this news release contains forward-looking statements, which include statements relating to financial results, guidance, projections and other financial performance, and managing growth. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, management of growth, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings including risks associated with the company's new store concepts and Internet stores, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic as well as other risks detailed in the company's SEC reports, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the year ended January 31, 2004. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

Contact:

Hot Topic, Inc., City of Industry, CA
Mr. Jim McGinty, CFO (626) 839-4681 x2675
Mr. Marc Campbell, Director of IR (626) 839-4681 x2419



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

                                                     HOT TOPIC, INC.
                                              SUMMARY STATEMENTS OF INCOME
                                                       (Unaudited)

                                                                                      Third Quarter Ended
                                                                               ---------------------------------
                                                                               Oct. 30, 2004        Nov. 1, 2003
                                                                               -------------        ------------
(In thousands, except per share amounts)

Net sales                                                                           $180,808            $161,546
Cost of goods sold, including buying,
 distribution and occupancy costs                                                    116,054              98,503
Gross margin                                                                          64,754              63,043
Selling, general and administrative expenses                                          44,553              38,626
Operating income                                                                      20,201              24,417
Interest income-net                                                                      188                 333
Income before income taxes                                                            20,389              24,750
Provision for income taxes                                                             7,809               9,479
Net income                                                                          $ 12,580            $ 15,271

Earnings per share
   Basic                                                                               $0.27               $0.32
   Diluted                                                                             $0.27               $0.31
Weighted average shares outstanding
   Basic                                                                              46,086              47,656
   Diluted                                                                            47,202              49,917


                                                                                        Nine Months Ended
                                                                               ---------------------------------
                                                                               Oct. 30, 2004        Nov. 1, 2003
                                                                               -------------        ------------
(In thousands, except per share amounts)

Net sales                                                                           $445,214            $377,931
Cost of goods sold, including buying,
 distribution and occupancy costs                                                    289,300             237,643
Gross margin                                                                         155,914             140,288
Selling, general and administrative expenses                                         120,053              99,782
Operating income                                                                      35,861              40,506
Interest income-net                                                                      744                 939
Income before income taxes                                                            36,605              41,445
Provision for income taxes                                                            14,020              15,873
Net income                                                                          $ 22,585            $ 25,572

Earnings per share
   Basic                                                                            $   0.48            $   0.54
   Diluted                                                                          $   0.47            $   0.52
Weighted average shares outstanding
   Basic                                                                              46,857              47,328
   Diluted                                                                            48,468              49,263


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

                                                     HOT TOPIC, INC.
                                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                                     (In thousands)
                                                       (Unaudited)



                                                                                   Oct. 30, 2004          Nov. 1, 2003
                                                                                   -------------          ------------
Current Assets:
 Cash, cash equivalents and short-term investments                                     $  41,704             $  96,506
 Inventory                                                                                78,814                63,295
 Prepaid expenses and other                                                               14,953                11,318
 Deferred tax assets                                                                       2,259                 2,093
Total current assets                                                                     137,730               173,212
Leaseholds, fixtures and equipment - net                                                 110,120                85,035
Deposits and other                                                                           242                   189
Deferred tax assets                                                                            -                   683
Total assets                                                                           $ 248,092             $ 259,119

Current Liabilities:
 Accounts payable                                                                      $  16,498             $  26,335
 Accrued liabilities                                                                      28,185                26,040
 Income taxes payable                                                                      8,322                 7,050
Total current liabilities                                                                 53,005                59,425
Deferred rent                                                                              3,829                 2,921
Deferred tax liability                                                                     3,316                     -
Total liabilities                                                                         60,150                62,346
Shareholders' equity                                                                     187,942               196,773
Total liabilities and shareholders' equity                                             $ 248,092             $ 259,119


                                                     HOT TOPIC, INC.
                                                       OTHER DATA
                                                 (Dollars in thousands)
                                                       (Unaudited)


                                                                                      Nine Months Ended
                                                                               --------------- -----------------
                                                                               Oct. 30, 2004        Nov. 1, 2003
                                                                               -------------        ------------
Depreciation and amortization                                                    $    16,198         $    13,820
Capital expenditures                                                             $    38,311         $    26,952
Number of stores open at end of period:
  Hot Topic                                                                              580                 491
  Torrid                                                                                  69                  49
Total store square footage                                                         1,177,000             971,000


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